UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 23, 2022

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of August 23, 2022, the board of directors (the “Board”) of TherapeuticsMD, Inc., a Nevada corporation (the “Company”), appointed Mr. Justin Roberts as a director to fill a newly created vacancy on the Board as a result of the Board’s increase in the size of the Board by one director to a total of nine directors. Mr. Roberts will serve until the Company’s 2022 Annual Meeting of Stockholders or until his successor is duly elected or appointed or his earlier death or resignation. Mr. Roberts has not been appointed to any committees of the Board at this time. As a director of the Company, Mr. Roberts is entitled to receive compensation in the same manner as the Company’s other non-employee directors, described in the section entitled “Director Compensation” in the Company’s Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission on April 29, 2022, but he has elected not to receive any compensation for his service as a non-employee director at this time.

Mr. Roberts currently serves as a Partner of Rubric Capital Management LP (“Rubric”). On July 29, 2022, the Company entered into a Subscription Agreement with Rubric pursuant to which the Company issued and sold, in a private placement offering, (i) 15,000 shares of the Company’s newly-designated Series A Preferred Stock, par value $0.001 per share, and (ii) 565,000 shares of the Company’s common stock, par value $0.001 per share, for an aggregate offering price of $15 million, as further described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2022.

Other than as described in this Current Report on Form 8-K, (i) there are no arrangements or understandings between Mr. Roberts and any other person pursuant to which he was appointed as a director of the Company and (ii) since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. Roberts had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2022	THERAPEUTICSMD, INC.

/s/ Michael C. Donegan
Michael C. Donegan
Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance